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                                                                   EXHIBIT 10.11


                   AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
                       1996 INCENTIVE COMPENSATION PLAN
                                      FOR
                              EXECUTIVE OFFICERS



      This American Management Systems, Incorporated 1996 Incentive Compensation Plan for Executive Officers (the "Plan") is adopted by AMERICAN MANAGEMENT SYSTEMS, INCORPORATED (the "Corporation") in order to attract, motivate and retain eligible officers. The Plan is intended to promote the interests of the Corporation and its shareholders by providing eligible officers with the opportunity to earn incentive compensation that is linked to the financial performance of the Corporation.

      Incentive compensation provided under the Plan is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Plan shall be interpreted consistently with such intent. Existence of this Plan is not intended to preclude the Corporation from providing additional incentive compensation to eligible officers or incentive compensation under other plans, agreements or arrangements to an officer, whether such officer is eligible to participate in the Plan or actually participates in the Plan.

I.    Definitions

      A. "Annual Profit Targets" mean the specified levels of pre-tax profits of the Corporation that are set forth in an IC Agreement and are used to determine whether the Participant will receive an Award and the amount of the Award under the Plan.

      B. "Award" means the amount of money payable to a Participant who has received an IC Agreement.

      C. "Board" means the Board of Directors of the Corporation.

      D. "Code" means the Internal Revenue Code of 1986, as amended.

      E. "Committee" means the committee appointed pursuant to Article II to administer the Plan.

      F. "Corporation" means American Management Systems, Incorporated.

      G. "Fiscal Year" means the fiscal year of the Corporation.

      H. "IC Agreement" means the incentive compensation agreement evidencing the terms of a Participant's participation in the Plan.

      I. "Interim Award" means with respect to an IC Agreement with a Performance Period of more than one Fiscal Year, the interim payments made pursuant to Article V prior to the end of the Performance Period.

      J. "Outlook Year" means with respect to an IC Agreement, the Fiscal Year immediately following the last Fiscal Year included in the Performance Period for the IC Agreement.

      K. "Participant" means an eligible executive officer of the Corporation that has received an IC Agreement under the Plan.

      L. "Percentage of Target Achieved" or "Target Achievement" means the percentage determined in Step 4 of Article IV, Paragraph C, that reflects the degree to which all of the Annual Profit Targets applicable to an IC Agreement have been achieved or exceeded.

      M. "Performance Factor" or "Cumulative Performance Factor" means the multiplicative factor that is used in determining the amount of an Award or Interim Award, that is based on the Performance Period for an IC Agreement and the Percentage of Target Achievement, and that is determined under Article IV, Paragraph C, Step 4 or Article V.

      N. "Performance Goal" means one or more preestablished, objective performance goals stated in a Participant's IC Agreement.


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      O. "Performance Period" means the fiscal years of the Corporation that are included in an IC Agreement, exclusive of the Outlook Year, for purposes of determining attainment of the Performance Goals, all as provided in Article IV, Paragraph A of the Plan.

      P. "Performance Share" means with respect to an IC Agreement, a percentage not in excess of 200% that is specified in a Participant's IC Agreement and that is used in computing the Award with respect to the IC Agreement.

      Q. "Plan" means this Incentive Compensation Plan for Executive Officers.

      R. "Salary" means with respect to an IC Agreement, $350,000.00 for 1996, and for each subsequent year Salary shall equal the preceding year's limit increased by 10%; provided however, that the Committee may use its discretion to reduce the amount of an Award to no more than the amount that would be payable based on the Participant's annual base salary for the last Fiscal Year in the Performance Period, or the only Fiscal Year in the case of an IC Agreement with a Performance Period of one year.

II. Administration

      The regularly appointed compensation committee of the Board shall serve as the Committee that administers the Plan unless the Board shall appoint another compensation committee of members of the Board to administer the Plan. In all cases, the Committee shall have at least three (3) members and no member of the Board may serve on the Committee unless such person is an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code, and applicable guidance issued thereunder.

      The Committee shall have the full power and authority, subject to provisions of the Plan, to select executive officers to receive IC Agreements, determine the terms of IC Agreements, promulgate rules and regulations as it deems appropriate for the proper administration of the Plan, interpret the terms of the Plan, certify whether the Performance Goals and the material terms of an IC Agreement are met prior to payment of any amount under the Plan, and to otherwise take any and all action as it deems to be necessary or appropriate in connection with the operation of the Plan. Decisions and selections of the Committee shall be made by a majority of its members, and if made pursuant to the terms of the Plan shall be final.

      Action of the Committee may be evidenced by approved minutes of a meeting of the Committee, or a document executed by any member of the Committee or an officer of the Corporation authorized by the Committee to execute documents on the Committee's behalf.

III.  Participation

      A. Eligibility. Only those officers of the Corporation classified as
         -----------
executive officers of the Corporation shall be eligible to participate in the Plan and receive an IC Agreement under the Plan.

      B. Designation of Participants.  The Committee shall select those eligible
         ---------------------------
officers who shall receive an IC Agreement under the Plan. The IC Agreement shall be in writing, shall specify the Performance Period to which the IC Agreement relates, and shall include a description of the Performance Share, Annual Profit Targets, and any other material terms of the IC Agreement.

IV.   Incentive Compensation Agreement

      A. Performance Periods. IC Agreements under the Plan shall be for
         -------------------
Performance Periods of at least one Fiscal Year and for no more than three (3) consecutive Fiscal Years. The Committee shall specify the Performance Period applicable to each IC Agreement, and the special weighting to be given to performance for each Fiscal Year in the Performance Period and the Outlook Year. An IC Agreement for a Performance Period must be established not later than ninety (90) days after the beginning of the first day of the first Fiscal Year in the Performance Period covered by the IC Agreement.


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      A Participant may receive multiple IC Agreements, provided that IC
Agreements that are outstanding at the same time may not have Performance Periods that cover the same Fiscal Years. The inclusion of the Outlook Year in determining an Award shall not be treated as part of a Performance Period. Furthermore, if an IC Agreement is terminated prior to the end of the Performance Period, the Participant may receive a new IC Agreement that includes Fiscal Years covered by the original IC Agreement, provided that the Participant receives no Award for such Fiscal Years.

      B. Performance Goals. The right to receive an Award and amount of an Award
         -----------------
is conditioned on the Corporation's performance relative to Annual Profit Targets established with respect to pre-tax earnings of the Corporation for the Fiscal Years in the Performance Period and the Outlook Year. Pre-tax earnings means earnings before income taxes as reported or to be reported on the Corporation's consolidated financial statements, or in the case of an Outlook Year, the earnings before income taxes that are projected to be reported by the Corporation.

      C. Calculation of Award. The Award to a Participant is determined based on
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Participant's Salary, the Participant's Performance Share, and the Performance
Factor resulting from the Corporation's attainment of the Annual Profit Targets specified in the Participant's IC Agreement for the Fiscal Years in the Performance Period and the Outlook Year. A Participant's Award for the entire period covered by an IC Agreement is determined in accordance with the following steps:

      Step 1 - Multiply the Annual Profit Target for each Fiscal Year in the
      ------
Performance Period and the Outlook Year by the weighting given to the Annual Profit Target for that Fiscal Year or Outlook Year.

      Step 2 - Multiply the actual pre-tax earnings for each Fiscal Year in the
      ------
Performance Period and 110% of the Annual Profit Target for the Outlook Year by the weighting given to the Annual Profit Target for that Fiscal Year or Outlook Year.

      Step 3 - Divide the sum of each of the amounts determined in Step 2 by the
      ------
sum of each of the amounts determined in Step 1 to determine the Percentage of Target Achieved.

      Step 4 - Based on the Percentage of Target Achieved, determine a
      ------
Participant's Cumulative Performance Factor under the following table:


                                       Cumulative Performance Factor
                                                  Based on
                                        Length of Performance Period
                              --------------------------------------------------
                                   For a             For a            For a
Percentage of Target               1-Year            2-Year           3-Year
 Achieved                       IC Agreement      IC Agreement     IC Agreement
- ----------------------------  ----------------  ----------------  --------------
115% or more* (see below)

110% but less than 115%            1.50              6.00             9.00

105% but less than 110%            1.25              5.00             7.50

100% but less than 105%            1.00              4.00             6.00

95% but less than 100%             0.75              3.00             4.50

90% but less than 95%              0.50              2.00             3.00

85% but less than 90%              0.25              1.00             1.50

less than 85%                      0.00              0.00             0.00


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* If the Percentage of Target Achieved is 115% or more, the applicable
Performance Factor is determined by adding an additional 25% of the Performance Factor for 100% of Target Achievement for each additional 5% increment by which 100% of Target Acheivement is exceeded. For example, if the Percentage of Target Achieved is 115% for an IC Agreement with a Performance Period of 2 years, the Cumulative Performance Factor is 7.0 (i.e., 6.0, plus 25% of 4.0).

      Step 5 -   Determine the Participant's Award, if any, under the following
      ------
formula:  Salary x Performance Share x Cumulative Performance Factor = Award

      D. Adjustment of Award. The Committee reserves the right to reduce the
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amount of the Award (including an Interim Award under Article V) to a
Participant. Such reduction, if any, shall be based on the Committee's determination of the projected pre-tax earnings for the Outlook Year if such projected amount is less than the assumed amount of 110% of the Annual Profit Target for the Outlook Year used in Article IV, Paragraph C, Step 2; on the Participant's annual base salary as provided in Article I, Paragraph R; and on such additional factors as are specified in the Participant's IC Agreement, which factors shall be determined by the Committee in its sole discretion. In reaching its determination of the projected pre-tax earnings for the Outlook Year, the Committee shall consider, but shall not be bound by, the amount that the Corporation projects will be reported for such year, as contained in the Corporation's business plan for the Outlook Year. The Committee may not increase the Award under the Plan to any Participant in excess of the Award calculated under the preceding Paragraph C.

V.    Payment of Awards and Interim Awards

      A.  Certification and Payment.  No payment of any Award, including an
          -------------------------
Interim Award, shall be made to a Participant until the Committee has certified in writing that the Performance Goals and other material terms of an IC Agreement have been met and the Participant is entitled to payment.

      Unless an IC Agreement provides otherwise, in the case of an IC Agreement covering a Performance Period of more than one Fiscal Year, Interim Awards shall, if earned, be made following the end of each Fiscal Year (other than the last Fiscal Year) included in the Performance Period. Unless the IC Agreement provides for no Interim Awards or lower levels of Interim Awards, the Interim Awards shall be determined under the method for determining an Award under
Article IV, Paragraphs C and D with the following modifications. For purposes of determining the amount of pre-tax earnings for a Fiscal Year for which financial results have not yet been reported and the amount of pre-tax earnings for the Outlook Year, each of which is necessary to apply Step 2 or Article IV, Paragraph C, the pre-tax earnings will be 110% of the Annual Profit Target for such Fiscal Year or Outlook Year. The Committee may, in its discretion, reduce the amount of the Interim Award payable by reducing the amount of pre-tax earnings used in computing an Interim Award to the Committee's determination regarding the amount of pre-tax earnings for such Fiscal Year or Outlook Year. In reaching its determination regarding such pre-tax earnings, the Committee shall consider, but shall not be bound by, the amount that the Corporation projects will be reported for each of such years, as contained in the Corporation's business plan prepared for the year in which payment will occur. Also, in lieu of the Performance Factors provided in Article IV, the Performance Factors set forth in the following schedule shall be used:

                                                                   Cumulative*
    Projected Percent of                        Interim*           Interim
    Target Achieved for the                     Performance        Performance
    Performance Period                          Factor             Factor
    ---------------------------------          ---------------    -------------
    115% or more** (see below)

    110% but less than 115%                         1.50                 3.00


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
    105% but less than 110%                         1.25                 2.50

    100% but less than 105%                         1.00                 2.00

    95% but less than 100%                          0.75                 1.50

    90% but less than 95%                           0.50                 1.00

    85% but less than 90%                           0.25                 0.50

    less than 85%                                   0.00                 0.00

    * The column "Interim Performance Factor" applies to an Interim Award after the first Fiscal Year of an IC Agreement with a Performance Period of two
    (2) or three (3) years. The column "Cumulative Interim Performance Factor" applies to an Interim Award after the second Fiscal Year of an IC Agreement with a Performance Period of three (3) years.

    ** If the Projected Percentage of Target Achieved is 115% or more, the Performance Factor is determined by adding an additional 25% of the Performance Factor for 100% of Target Achievement for each additional 5% increment by which 100% Target Achievement is exceeded. For example, if the Projected Percentage of Target Achieved is 115% after the end of the first Fiscal Year of an IC Agreement that includes two (2) Fiscal Years, the Performance Factor is 1.75 (i.e., 1.5, plus 25% of 1.0).


    Interim Awards for a Fiscal Year in a Performance Period shall be made not later than the last day of February following the end of the Fiscal Year for which the Interim Award is made. When determining the amount of the Interim Award after the second year for an IC Agreement with a Performance Period of three (3) years, the Interim Award, if any, made with respect to such IC Agreement after the first Fiscal Year shall be subtracted from the amount determined using the Cumulative Interim Performance Factor for the second Fiscal Year. Interim Awards shall be subtracted from the total Award for the Performance Period. Interim Awards once made are not refundable to the Corporation.

    The final or remaining amount of an Award to a Participant for a Performance Period shall be determined not later than the last day of February following the end of the last Fiscal Year included in the Performance Period. If the IC Agreement is for only one Fiscal Year, the full amount shall be payable not later than such determination date. Otherwise, not later than such determination date, an amount equal to X less Y shall be paid, where X is the Award multiplied
                           ----
by a fraction, the numerator of which is the number of months in the Performance Period reduced by four (4) and the denominator of which is the number of months in the Performance Period and Y is the total amount of Interim Awards made with respect to such IC Agreement. The remaining amount of the Award shall be paid in four (4) equal installments on the last day of each succeeding month.

    B.  Employment on Payment Date Generally Required.  Except as provided in
        ---------------------------------------------
this paragraph, no Participant shall receive payment of an amount with respect to an Award (including an Interim Award unless such Participant is an active employee of the Corporation (or a subsidiary) as of the scheduled payment date for such amount). A Participant who dies or is disabled during the Performance Period may continue to receive amounts payable under an IC Agreement, if the Committee, in its discretion, determines to make such payments. For purposes of this paragraph, a Participant shall be disabled if the participant is determined to be disabled under the Corporation's long-term disability plan in which the Participant participates.

      C. Acceleration of Payment. An Award or portion of an Award otherwise
        -----------------------
payable by the last day of February may be accelerated by the Committee so that such Award or portion of Award is paid as early as the preceding December 1st. The Committee may accelerate payment of an Award only to the extent it certifies the earnings before taxes and other material terms of the IC Agreement have been met, the Award made is discounted for early payment to the extent required by
Section 162(m) and the accelerated payment does not affect Awards under the Plan from qualifying as "performance-based compensation" under Section 162(m)(4) of the Code.


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VI.   Amendment or Termination

      The Board reserves the right to amend, suspend, or terminate the Plan or adopt a new plan at any time; provided that no such amendment shall without the consent of the Participant affect the payment of any IC Agreement to the such Participant. In case any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan.

VII.  Miscellaneous

      A. Nonassignment. The interest of any Participant under the Plan shall not
        -------------
be assignable either by voluntary or involuntary assignment or by operation of law, except by will or the laws of descent and distribution.

      B. Interpretation.  This Plan is intended to provide Participants with the
        --------------
opportunity to receive incentive compensation that is deductible by the Corporation without regard to the limitations of Section 162(m)(1) of the Code and shall be construed accordingly. The Plan shall otherwise be governed by the laws of the State of Delaware and construed in accordance therewith.

      C. No Employment Right. The granting of an IC Agreement confers on no
        -------------------
employee the right to employment or continued employment by the Corporation. The right of the Corporation to terminate the employment of a Participant shall not be diminished or affected by reason of receipt of an IC Agreement under the Plan.

VIII. Effective Date

      This Plan is adopted effective as of January 1, 1996, provided that no payment of an Award shall be made under the Plan unless the Plan is approved by the shareholders of the Corporation at its 1996 annual meeting of shareholders.


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